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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               McKESSON HBOC, INC.

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                             Pursuant to Sections 222 and 242 of
                              the General Corporation Law of the
                                      State of Delaware

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                McKesson HBOC, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                FIRST: That Article I and Article II of the Corporation's Restated Certificate of Incorporation are hereby amended to read in their entirety as set forth below:

                                    ARTICLE I

                The name of the Corporation is McKesson Corporation.

                                   ARTICLE II

                The address of the registered office of the Corporation within the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle. The name its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                SECOND: That the foregoing amendments were duly adopted in accordance with the provisions of Section 222 and 242 of the General Corporation Law of the State of Delaware.



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                IN WITNESS WHEREOF, McKesson HBOC, Inc. has caused this
Certificate to be executed in its corporate name this 25th day of July, 2001.



                                      McKESSON HBOC, INC.

                                      By: /s/ Ivan D. Meyerson
                                          --------------------------------------
                                          Name:  Ivan D. Meyerson
                                          Title: Senior Vice President, General
                                                 Counsel and Corporate Secretary



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